UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wood Avenue, Unit #100 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 10, 2024, the Board of Directors (the “Board”) of Outlook Therapeutics, Inc. (the “Company”) approved a reduction of the Company’s workforce to reduce operating expenses and preserve capital. On December 13, 2024, the Company reduced its workforce by 5 people, or approximately 23% of the Company’s existing headcount. At a minimum, all employees affected by the workforce reduction will be eligible to receive severance payments and paid COBRA premiums for a specified time period post-termination. Each affected employee’s eligibility for severance benefits is contingent upon execution of a general release of claims against the Company.

The Company estimates that it will incur approximately $0.3 million in restructuring charges in connection with the workforce reduction, consisting of cash-based expenses related to employee severance and notice period payments, benefits and related costs. The Company expects that the majority of the cash payments related to the restructuring will be substantially complete by the end of the third calendar quarter 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “expect,” “may,” “plan,” “potential,” “target,” “will,” or “would” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. These include, among others, statements about to the results of the workforce reduction, any estimated charges associated with the workforce reduction and other statements that are not historical fact. Although the Company believes that it has a reasonable basis for the forward-looking statements contained herein, they are based on current expectations about future events affecting the Company and are subject to risks, uncertainties and factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control. These risk factors include impediments to the Company’s ability to execute the workforce reduction as currently contemplated, the actual charges associated with the workforce reduction being higher than anticipated or changes to the assumptions on which the estimated charges associated with the workforce reduction are based, the Company’s ability to achieve projected cost savings in connection with the workforce reduction and unintended consequences from the workforce reduction that impact the Company’s business, as well as those risks detailed in Outlook Therapeutics’ filings with the Securities and Exchange Commission (the SEC), including the Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on December 22, 2023, and future reports Outlook Therapeutics files with the SEC, which include uncertainty of market conditions and future impacts related to macroeconomic factors, including as a result of the ongoing overseas conflicts, high interest rates, inflation and potential future bank failures on the global business environment. These risks may cause actual results to differ materially from those expressed or implied by forward-looking statements in this press release. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Outlook Therapeutics does not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: December 16, 2024	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer and Interim Chief Executive Officer